UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2013

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT		06066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2012, Rockville Financial, Inc. (the “Company”) and its subsidiary Rockville Bank (the “Bank”) entered into a non-qualified, Supplemental Executive Retirement Plan Agreement (the “SERP”) with William H. W. Crawford, IV (the “Executive”). The SERP was contemplated in the employment contract signed by the parties in January 2011 when Mr. Crawford was recruited to the Company and Bank. The benefit requires that Mr. Crawford remain with the Company and Bank, except for identified exceptions, with 50% of this benefit vesting December 31, 2015 and in 10% annual increments through 2020.

The benefit is not based on final compensation or actuarial estimates. Each year a Target Annual Credit equal to (A) thirty percent (30%) of Executive’s annual base salary, as determined by the Compensation Committee, for such Plan Year, minus (B) all employer contributions (other than matching contributions) allocated to Executive’s accounts under the Rockville Bank 401(k) Plan, Rockville Bank Employee Stock Ownership Plan, and the Supplemental Savings and Retirement Plan of Rockville Bank for the respective Plan Year. In addition, for the first three years of the Plan, a Performance Target will be determined and set at fifteen percent (15%) based on the achievement of performance goals established by the Compensation Committee at the beginning of each year. The three performance periods will be January1, 2013-December 31, 2013; January 1, 2013-December 31, 2014; and January 1, 2013-December 31, 2015. The interest credit is based on Moody’s Seasoned Aaa Corporate Bond Yield (or its equivalent if it is no longer published).

A copy of the full Agreement is attached as Exhibit 10.11.2.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Number	Description

Exhibit 10.11.2	Supplemental Executive Retirement Plan Agreement for William H. W. Crawford, IV

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2013	ROCKVILLE FINANCIAL, INC.
Registrant

	By:	/s/ John T. Lund
John T. Lund
Executive Vice President/
Chief Financial Officer

Exhibit Index

Number	Description

Exhibit 10.11.2	Supplemental Executive Retirement Plan Agreement for William H. W. Crawford, IV